Exhibit 10.8
Agreement with Cross-Release
     This Agreement with Cross-Release (this “Agreement”) is made effective the 17th day of December 2009 (the “Effective Date”) by and among Michael J. Mayell (“Mayell”), a person of full age of majority with a mailing address at 4600 Post Oak Place, Suite 306, Houston, Texas 77027; Sydson Energy, Inc. (“Sydson”), a Texas corporation with the same mailing address; The Meridian Resource Corporation (“TMR”), a Texas corporation with a mailing address at 1401 Enclave Parkway, Suite 300, Houston, Texas 77077; The Meridian Resource & Exploration LLC (“TMRX”), a Delaware limited liability company with the same mailing address; Louisiana Onshore Properties LLC (“LOPI”), a Delaware limited liability company with the same mailing address and formerly known as Louisiana Onshore Properties Inc. before its conversion from a Delaware corporation to a Delaware limited liability company; and Cairn Energy USA, Inc. (“Cairn”), a Delaware corporation with the same mailing address.
     WHEREAS Sydson and TMRX (then known as Texas Meridian Resources Exploration, Inc.) entered into that certain letter agreement dated July 15, 1996 (the “Letter Agreement”) with a form of Master Participation Agreement attached as Exhibit 1 thereto for prospects thereunder (each, an “MPA”), and a copy of the Letter Agreement and the MPA form attached hereto as Exhibit 1A; and
     WHEREAS Mayell and TMR (then known as Texas Meridian Resources Corporation) entered into (i) that certain Agreement dated June 27, 1995 but effective as of January 1, 1994 (the “Original NPI Agreement”) concerning net profits interests to be earned by Mayell thereunder (the “Net Profits Interests” or “NPI”), (ii) a Termination Agreement as of April 29, 2008 (the “Termination Date”) relating to the Original NPI Agreement and by which the right of Sydson to participate with TMR or any AFFILIATE (as defined in the Original NPI Agreement) (each, a “Meridian Party”) in new oil and gas projects terminated on December 29, 2008 and (iii) an “Amendment to Agreement Dated June 27, 1995” (the “NPI Amendment”), which amends the Original NPI Agreement and has been filed of record in various jurisdictions as reflected on Exhibit 1B hereto;
     NOW, THEREFORE, in consideration of the recitals above, the provisions below and other good and valuable cause and consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:
     1. This Agreement shall be binding on and inure to the benefit of each party and his/its heirs, legal representatives, successors and assigns.
     2. Net Profits Interests of Mayell. The parties confirm, stipulate and agree as follows:
     (a) All of the PROPERTIES (as defined in the Original NPI Agreement) that any Meridian Party identified before the Termination Date and in which it owns any MINERAL INTEREST as of the Effective Date (each, an “Active NPI Prospect”) consist of the prospects and properties located within the lands (i) covered by any or all of the leases identified on the schedule attached hereto as Exhibit 2A and/or (ii) included within the boundaries of any or all of the contract areas outlined in red on the plats attached hereto as Exhibit 2B (the lands collectively covered by (i) and (ii), the “Active NPI Lands”).
     (b) All of the PROPERTIES that any Meridian Party identified before the Termination Date and in which the Meridian Parties no longer own any MINERAL INTEREST (as defined in the Original NPI Agreement) but owned or acquired a MINERAL INTEREST within three years of the Effective Date (each, a “Suspended NPI Prospect”) consist of the prospects and properties located within the lands (i) covered by any or all of the leases identified on the schedule attached hereto as Exhibit 3A and/or (ii) included within the boundaries of any or all of the contract areas outlined in red on the plats attached hereto as Exhibit 3B (the lands collectively covered by (i) and (ii), the “Suspended NPI Lands”). For each Suspended NPI Prospect, Exhibit 3C hereto lists of the date after which the Meridian Parties have neither owned nor acquired any MINERAL INTEREST in such Suspended NPI Prospect (the “Suspension Date”).
     (c) The decimal amounts of Mayell’s Net Profits Interests with respect to those wells identified on Exhibit 4 hereto are (and, since Mayell’s acquisition of the Net Profits Interests with respect to such wells, have been) as specified on Exhibit 4 hereto. These decimal amounts are what the parties have historically used with respect to Mayell’s Net Profits Interests with respect to such wells.
     (d) Mayell does not claim (and is not entitled to) any net profits interests or other mineral interests (including without limitation any further share of past, present or future production or proceeds) from or through any Meridian Party as to any wells, prospects, properties, leases or lands that are located outside both the Active NPI Lands and the Suspended NPI Lands.
3. Interests of Sydson. The parties confirm, stipulate and agree as follows:
     (a) The parties acknowledge, confirm and agree that Exhibit 5 hereto lists (i) all of the prospects that are subject to any MPA and are still in effect (collectively, the “Active MPA Prospects”; and each individually, an “Active MPA Prospect”) and (ii) for each such Active MPA Prospect, the applicable Meridian Party. All Active MPA Prospects are included within and limited to those lands located within the boundaries of any or all of the contract areas outlined in red on the plats attached hereto Exhibit 6 (the “MPA Lands”). No Active MPA Prospect is located outside the geographic boundaries of the MPA Lands.
     (b) The decimal amounts of Sydson’s gross working interests and net revenue interests with respect to each well identified on Exhibit 7 hereto are (and, since Sydson’s first acquisition of any interests with respect to such well, have been) as specified on Exhibit 7 hereto. These decimal amounts are what the parties have historically used with respect to Sydson’s interests in such wells.
     (c) Except as previously conveyed to Sydson under a prior assignment pursuant to an MPA (and then only to the extent of such prior assignment), Sydson does not claim (and is not entitled to) any rights or interests from or through any Meridian

     Party as to any wells, prospects, properties, leases or lands located outside the MPA Lands.
     4. Notwithstanding anything in the agreements referenced in the recitals above or in Exhibit 4 hereto, the parties agree that the NPI with respect to any production within either of the prospect areas specified in Exhibit 8 hereto (whether from wells listed on Exhibit 8A or 4 hereto or otherwise) (i) shall on or after January 1, 2010 not be subject to proportionate reduction by reason of that certain Joint Exploration Agreement dated effective August 12, 1998, by and among TMR, LOPI and Stone Energy Corporation with respect to the Weeks Island area (a Declaration of Agreement for Exploitation of Mineral Interests for which was recorded on May 3, 1999 at Conveyance Book 1176, Page 471, Entry No. 99-5625 of the conveyance records of Iberia Parish, Louisiana) (the “Stone JEA”) but (ii) shall before January 1, 2010 be subject to proportionate reduction by reason of the Stone JEA (as if the Stone JEA were made before the Meridian Parties acquired any interests at Weeks Island), with Mayell’s NPI in the wells listed on Exhibit 8A being 1.5% of 8/8ths before January 1, 2010.
5. Operating Agreements. The parties confirm, stipulate and agree as follows:
     (a) To the extent that any of the lands or depths within an Active MPA Prospect are included within the lands or depths subject to any existing operating agreement with one or more third parties not counting Sydson Energy, Inc. (including without limitation those operating agreements scheduled on Exhibit 9 hereto) (each, a “Third-Party JOA”), then such Active MPA Prospect, the MPA for such Active MPA Prospect and any interests of Sydson in such Active MPA Prospect are (and, since such party’s first acquisition of any such interests, have been) subject to such Third-Party JOA as to such lands or depths within such Active MPA Prospect that are subject to such Third-Party JOA. To the extent that the assignment of any interest subject to a Third-Party JOA requires the consent of a third-party that the parties have not obtained or is subject to a preferential right to purchase in favor of a third party who has not waived such right, then any interests of Sydson subject to such Third-Party JOA shall be treated as being held by the applicable Meridian Party for the benefit of Sydson and shall be subject to the same elections as the applicable Meridian Party may make with respect to its own interests.
     (b) Except to the extent covered by a Third-Party JOA, each Active MPA Prospect, the MPA for such Active MPA Prospect and any interests of Sydson in such Active MPA Prospect are (and, since such party’s first acquisition of any such interests, have been) subject to an operating agreement in the form attached to the form of MPA attached to the Letter Agreement (an “MPA-Form JOA”). In confirmation of the foregoing sentence, Sydson and the appropriate Meridian Party hereby agree that a separate joint operating agreement in the form of the MPA-Form JOA currently governs and is enforceable as to their joint interests in (and, since such party’s first acquisition of any interest therein, has governed and been enforceable as to their joint interests in) each Active MPA Prospect except to the extent covered by a Third-Party JOA. Each party acknowledges that it is not aware of any joint operating agreement to which Sydson is a party with any Meridian Party, other than a Third-Party JOA or MPA-Form JOA.

     (c) To the extent of any conflict between a Third-Party JOA and an MPA-Form JOA, the Third-Party JOA shall control.
     6. The parties confirm, stipulate and agree that paragraph 7 of each MPA has been deleted in full and made ineffective; that all tax partnerships, if any, created between any Meridian Party and Sydson have been dissolved; and that all appropriate filings for such dissolution have been made with the appropriate governmental authorities.
     7. General release and settlement of Claims. As further consideration for this Agreement but subject to paragraph 8 below, the parties also agree as follows:
     (a) Each of Sydson and Mayell hereby forever releases, discharges, waives and forgoes any and all Claims of any kind or nature (whether asserted or unasserted and whether known or unknown) that such party ever had, have, claim or may have or in future obtain against any or all of the Meridian-Related Parties arising at or before the Effective Time.
     (b) Each of TMR, TMRX, LOPI and Cairn forever releases, discharges, waives and forgoes any and all Claims of any kind or nature (whether asserted or unasserted and whether known or unknown) that such party ever had, have, claim or may have or in future obtain against any or all of the Mayell-Related Parties arising at or before the Effective Time.
     (c) This Agreement is made in full and final amicable compromise and settlement of all Claims (whether known or unknown; whether asserted or unasserted; and whether or not relating to any or all of the agreements referenced in the recitals above) that Sydson ever had, have, claim or may have or in the future obtain against any or all of the Meridian-Related Parties arising at or before the Effective Time or that any of TMR, TMRX, LOPI and Cairn ever had, have, claim or may have or in the future obtain against any or all of the Mayell-Related Parties arising at or before the Effective Time. Nothing in this Agreement shall be construed as an admission of liability, fault or breach by any Party or of any claim or defense of any Party. Each Party knowingly waives (i) any Claim that this Agreement was induced by any misrepresentation, nondisclosure, coercion or duress and (ii) any right to rescind or avoid this Agreement based upon the currently existing facts, whether known or unknown.
     8. Audit rights. Notwithstanding anything in paragraph 7 above to the contrary but subject to the next sentence, Sydson and each applicable Meridian Party retain and do not release any or all audit rights (and corresponding rights to issue additional invoices, including for expenses incurred before the Effective Time) under, subject to and in accordance the applicable MPA, Third-Party JOA and MPA-Form JOA with respect to any Active Prospect. Nothing in this paragraph 8 shall reserve or grant to any Party the right to contest or dispute that any gross working interest or net revenue interest of Sydson is other than as provided for under paragraphs 1-6 above.

9. Indemnity.
     (a) Each of Sydson and Mayell shall protect and indemnify (and, at TMR’s request, defend) each of the Meridian-Related Parties from and against (and also pay any and all attorneys fees, costs and expenses incurred by any or all of the Meridian-Related Parties arising out of or relating to) any and all Claims (i) being released by such party under paragraph 7(a) above and/or (ii) for, arising out of or relating to any breach of any covenant, representation or warranty of such party under this Agreement.
     (b) Each of TMR, TMRX, LOPI and Cairn shall protect and indemnify (and, at Sydson’s or Mayell’s request, defend) each of the Mayell-Related Parties from and against (and also pay any and all attorneys fees, costs and expenses incurred by any or all of the Mayell-Related Parties arising out of or relating to) any and all Claims (i) being released by such party under paragraph 7(b) above and/or (ii) for, arising out of or relating to any breach of any covenant, representation or warranty of such party under this Agreement.
     10. This Agreement and the attached exhibits constitute the entire agreement among the parties with respect to the matters contained herein and supersedes and replaces any and all prior agreements, representations and understandings (oral, written or otherwise) with respect thereto. Each party confirms that he/it is not relying on any representations or warranties of any other party except as specifically set forth in this Agreement. No amendment or modification hereof shall be binding unless in writing and duly executed by all parties or their respective heirs, legal representative, successors or assigns.
     11. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement.
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     IN WITNESS WHEREOF, Mayell and Sydson have executed this Agreement in the presence of the undersigned competent witnesses on the date set forth in the notarial acknowledgment below but effective as of the Effective Date.
WITNESSES to all signatures:

Signature:	/s/ Rita R. Coleman	/s/ Michael Mayell

Name printed:	Rita R. Coleman	Michael J. Mayell

Signature:	/s/ Rita R. Coleman	Sydson Energy, Inc.

Name printed:	Rita R. Coleman

		By:	/s/ Michael Mayell

Michael J. Mayell, President
Notarial acknowledgment
State of Texas
County of Harris
     Before me, the undersigned Notary Public in and for the aforesaid State and County, personally appeared Michael J. Mayell, who is personally known to me and who upon being duly sworn by me did state that he executed the foregoing instrument this day (i) as the duly authorized President of Sydson Energy, Inc., a Texas corporation, by the authority of its board of directors as the free act and deed of said corporation and (ii) as his free and deed in his individual capacity.
     WITNESS MY HAND AND SEAL this 17th day of December 2009.

/s/ Helen Ruth Washington
Notary Public for the State of Texas
Full name printed: Helen Ruth Washington Notarial Identification Number 00567439-9 My commission expires 7-22-2013

     IN WITNESS WHEREOF, TMR, TMRX, LOPI and Cairn have executed this Agreement in the presence of the undersigned competent witnesses on the date set forth in the notarial acknowledgment below but effective as of the Effective Date.

WITNESSES to all signatures		The Meridian Resource Corporation

		By:	/s/ Paul D. Ching

Paul Ching, Chief Executive Officer

The Meridian Resource & Exploration LLC
Signature:	/s/ Sherry E. Guy

Name printed:	Sherry E. Guy	By:	/s/ Paul D. Ching

Paul Ching, one of its managers

Louisiana Onshore Properties LLC

		By:	/s/ Paul D. Ching

Paul Ching, one of its managers

Cairn Energy USA, Inc.
Signature:	/s/ Ethel Pourciaux

Name printed:	Ethel Pourciaux	By:	/s/ Paul D. Ching

Paul Ching, Chief Executive Officer
Notarial acknowledgment
State of Texas
County of Harris
     Before me, the undersigned Notary Public in and for the aforesaid State and County, personally appeared Paul Ching, who is personally known to me and who upon being duly sworn by me did state that he executed the foregoing instrument this day (i) as the duly authorized Chief Executive Officer of The Meridian Resource Corporation, a Texas corporation, by the authority of its board of directors as the free act and deed of said corporation, (ii) as a duly authorized manager of The Meridian Resource & Exploration LLC, a Delaware limited liability company, by the authority of its managers as the free act and deed of said company, (iii) as a duly authorized manager of Louisiana Onshore Properties LLC, a Delaware limited liability company, by the authority of its managers as the free act and deed of said company and (iv) as the duly authorized Chief Executive Officer of Cairn Energy USA, Inc., a Delaware corporation, by the authority of its board of directors as the free act and deed of said corporation.
     WITNESS MY HAND AND SEAL this 17th day of December 2009.

/s/ Melinda Frew
Notary Public for the State of Texas
Full name printed: Melinda Frew Notarial Identification Number 00139815-1 My commission expires 11-5-10